Exhibit 99.1

Finjan Provides Shareholder Update and Reports 2015 Full Year Financial Results

EAST PALO ALTO, CA—3/28/16-- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, is providing shareholders with a financial update and a highlight of key accomplishments for the 2015 fiscal year ended December 31, 2015.

Financial Highlights for the Year Ended December 31, 2015:

•	$4.7 million in licensing revenue for 2015 recognized from three new licensees;

•	$3.9 million in gross profit;

•	83.6% gross profit margin; and,

•	$6.1 million in cash, with an additional $5 million in licensing fees under contract with scheduled collections in 2016.

"In 2015 we focused on executing on our core licensing and enforcement strategy, securing a $40 million Jury award and Judgment against Blue Coat Systems and collecting nearly $5 million in licensing revenue from three new licensees.” said Phil Hartstein, President and CEO of Finjan Holdings. “Importantly, we continued to invest in our future platform through the launch of our cyber risk and advisory services firm, CybeRisk™, the return to product development with the formation of Finjan Mobile™ and with the release of our Mobile Secure Browser™ application, and through our investment in next generation cyber technologies through JVP.”

“Entering 2016, we have several catalysts that will help drive future growth including a strong licensing pipeline and approximately $5 million of licensing revenue already under contract and two scheduled trials with ProofPoint and Sophos,” continued Hartstein. “We are eager to build upon the Finjan brand while vigorously protecting our IP portfolio as we value Finjan’s 20-year history in cybersecurity, the investment of our licensees and our shareholders.”

Select Strategic Highlights

IP Licensing and Enforcement:

•	$40 million Jury Verdict and subsequent Judgment in favor of Finjan for patents being found valid and infringed by Blue Coat Systems;

•	The value of Finjan's patents reinforced in several decisive key actions by the Patent Trial and Appeal Board (PTAB):

◦	Sophos filed inter parties reviews (IPRs) on two petitions against Finjan's U.S. Patent 8,677,494 ('494 Patent) and U.S. Patent 7,613,926 ('926 Patent) both of which were denied institution;

◦
Symantec attempted to invalidate 8 of the asserted Finjan patents through 11 separate IPR challenges; 10 of the 11 challenges were denied institution while 30 of 31 grounds of invalidity were challenged; and,

◦
Palo Alto Networks filed 13 IPRs in an attempt to invalidate 10 Finjan Patents. To date, only two responses have been received from the PTAB related to Finjan's U.S. Patent No. 7,418,731 ("the '731 Patent") and U.S. Patent No. 8,141,154 ("the ‘154 Patent"). The PTAB denied institution of the ‘731 but agreed to hear evidence against the ‘154 patent.

Expanding Patent Portfolio:

•	Received four new issued patents by the United States Patent and Trademark office (USPTO):

o	U.S. Patent No. 9,141,786 (Malicious Mobile Code Protection);

o	U.S. Patent No. 9,189,621 (Malicious Mobile Code Protection);

o	U.S. Patent No. 9,219,755 (Malicious Mobile Code Protection); and,

o	U.S. Patent No. 9,294,493 (Computer Security Method and System and System with Input Parameter Validation).

Enforcement Schedule:

•	Symantec (3:14-cv-02998-HSG, CAND SF) – Hearing on lifting the Stay in the case based upon PTAB outcome of 11 IPR challenges scheduled for April 5, 2016;

•	Blue Coat Systems (5:13-cv-03999-BLF, CAND SJ) – Hearing on post-trial motions scheduled for April 28, 2016;

•	ProofPoint (3:13-cv-05808-HSG, CAND SF) – Trial scheduled for June 13, 2016;

•	Sophos (3:14-cv-01197-WHO, CAND SF) – Trial scheduled for September 6, 2016; and,

•	Blue Coat Systems II (5:15-cv-03295-BLF, CAND SJ) – Claim construction hearing scheduled for December 9, 2016.

Emerging Cyber Focused Businesses and Investments in Innovation:

•	CybeRisk™ Security Solutions Ltd. launched in Tel Aviv and has expanded presence with an office in London, England;

•	Significant early returns realized from our strategic limited partner investment with Jerusalem Venture Partners (JVP); and,

•	Launched Finjan Mobile™ with launch of first mobile security application The Finjan Mobile Secure Browser™, a simple solution for protecting consumers’ mobile device from malicious content.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media:
Nicholas Gaffney, Zumado Public Relations
PH: (415) 732-7801
ngaffney@zumado.com

Investor:
Alan Sheinwald or Valter Pinto, Capital Markets Group LLC
Vanessa Winter, Finjan
PH: (650) 282-3245
investors@finjan.com